Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Haffner, Matthew C. Flanigan, Ernest C. Jett and John G. Moore, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below): (i) the Registration Statement on Form S-8 with respect to securities (including the Corporation’s Common Stock, $.01 par value, and an indeterminate amount of interests) to be sold pursuant to the Leggett & Platt, Incorporated Stock Bonus Plan, as restated and amended, and (ii) the Registration Statement on Form S-8 with respect to securities (including the Corporation’s Common Stock, $.01 par value, and deferred compensation obligations) to be sold pursuant to the Leggett & Platt, Incorporated Deferred Compensation Program, amended and restated; and any and all amendments to each such Registration Statement, including post-effective amendments, and all documents and instruments necessary or advisable in connection with each such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ RAYMOND F. BENTELE	Director	February 19, 2009
Raymond F. Bentele

/S/ RALPH W. CLARK	Director	February 19, 2009
Ralph W. Clark

/S/ ROBERT TED ENLOE, III	Director	February 19, 2009
Robert Ted Enloe, III

/S/ RICHARD T. FISHER	Chairman	February 19, 2009
Richard T. Fisher

/S/ KARL G. GLASSMAN	Director	February 19, 2009
Karl G. Glassman

/S/ DAVID S. HAFFNER	Director	February 19, 2009
David S. Haffner

/S/ JOSEPH W. MCCLANATHAN	Director	February 19, 2009
Joseph W. McClanathan

/S/ JUDY C. ODOM	Director	February 19, 2009
Judy C. Odom

/S/ MAURICE E. PURNELL, Jr.	Director	February 19, 2009
Maurice E. Purnell, Jr.

/S/ PHOEBE A. WOOD	Director	February 19, 2009
Phoebe A. Wood